Exhibit 10.2

FIFTH AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This FIFTH AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered as of this 4th day of November, 2021 (the “Amendment Effective Date”) by and between InspireMD, Inc., a Delaware corporation (the “Company”), and Craig Shore (the “Executive”; together with the Company, the “Parties”) for purposes of amending that certain Amended and Restated Employment Agreement dated as of May 5, 2014, as amended on January 5, 2015, July 25, 2016, March 25, 2019, and August 14, 2020 by and between the Company and the Executive (the “Agreement”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, Section 7.5 of the Agreement provides that the parties to the Agreement may amend the Agreement in a writing signed by the parties; and

WHEREAS, the Parties desire to amend the Agreement in certain respects.

NOW THEREFORE, pursuant to Section 7.5 of the Agreement, and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

1. Section 1.3 of the Agreement is hereby amended as of the Amended Effective Date by deleting said section in its entirety and substituting in lieu thereof the following new Section 1.3:

1.3 Term of Employment. The term of Executive’s employment under this Agreement shall commence on the Effective Date and shall continue on an “at will” basis for an unspecified term (the “Term”). Nothing in the Company’s policies and/or actions, or this Agreement, shall be construed to alter the “at will” nature of Executive’s status with Company, and Executive understands that the Company may terminate Executive’s employment at any time for any reason or for no reason, provided that such employment is not terminated in violation of state or federal law.

2. Section 2.2 of the Agreement, paragraph (a), is hereby amended as of the Amended Effective Date by deleting said paragraph in its entirety and substituting in lieu thereof the following new Section 2.2, paragraph (a):

(a) The Executive shall be paid a base salary of no less than NIS 86,000 per month (NIS 1,032,000 on an annualized basis) during the Term; provided, however, that nothing shall prohibit the Company, to the extent permitted by law, from reducing the base salary as part of an overall cost reduction program that affects all senior executives of the Company Group and does not disproportionately affect the Executive, so long as such reductions do not reduce the base salary to a rate that is less than 90% of the minimum base salary amount set forth above (or, if the minimum base salary amount has been increased during the Term, 90% of such increased amount). The Executive’s base salary shall be reviewed annually by the Chief Executive Officer for increase (but not decrease, except as permitted above) as part of the Company’s annual compensation review.

3. Part 4 of the Agreement is hereby amended as of the Amended Effective Date by, in Section 4.1, deleting the phrase “during the Term” and by, in each and every of Section 4.3, Section 4.4, Section 4.5, and Section 4.6, deleting the phrase “during or after the Term.”

4. Section 5.1 of the Agreement is hereby amended as of the Amended Effective Date by deleting only the first paragraph and substituting in lieu thereof the following:

5.1 Death; Disability; Termination without Cause. If at any time the Executive’s employment with the Company is terminated pursuant to Section 4.2, 4.3, 4.4, or a Good Reason Termination in Section 4.6, in addition to any amounts the Executive is entitled to receive under the Policy pursuant to Section 3.5, the Executive shall be entitled to the payment and benefits set forth below only.

5. Section 5.2 of the Agreement is hereby amended as of the Amended Effective Date by deleting the phrase “during or after the Term” in the first paragraph therefore.

6. Section 7.17 of the Agreement is hereby amended as of the Amended Effective Date by deleting such section in its entirety and substituting in lieu thereof the following new Section 7.17:

7.17 Survival. Articles VI and VII and specified parts of Articles IV and V, including parts relating to the Company’s obligations to provide payments or benefits to the Executive upon termination of employment, shall survive the termination of this Agreement for any reason.

7. Except as expressly amended by this Amendment, the Agreement shall continue in full force and effect in accordance with the provisions thereof.

8. In the event of a conflict between the Agreement and the Amendment, this Amendment shall govern.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

INSPIREMD, INC.		EXECUTIVE

By

/s/ Marvin Slosman		/s/ Craig Shore
[signature]		[signature]

Marvin Slosman		Craig Shore, an individual

Its:	Chief Executive Officer

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